UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PACIFIC DRILLING S.A.

(Exact Name of Registrant as Specified in its Charter)

Luxembourg	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

16, Avenue Pasteur

L-2310 Luxembourg

+352 27 85 81 35

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Shares, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-177774

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The classes of securities to be registered hereby are the common shares, par value $0.01 per share (the “Common Shares”), of Pacific Drilling S.A., a public limited liability company (societé anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (the “Registrant”).

A description of the Common Shares is set forth under the captions “Prospectus Summary” and “Description of Share Capital” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-177774) initially filed with the Securities and Exchange Commission on November 7, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Registration Statement on Form F-1 (Registration Statement No. 333-177774), initially filed with the Securities and Exchange Commission on November 7, 2011.

2	Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (Registration Statement No. 333-177774, initially filed with the Securities and Exchange Commission on November 7, 2011.

3	Form of Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (Registration Statement No. 333-177774, initially filed with the Securities and Exchange Commission on November 7, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pacific Drilling S.A.

By:	/s/ Christian J. Beckett
Name:	Christian J. Beckett
Title:	Chief Executive Officer and Executive Director

Date: November 9, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

1	Registration Statement on Form F-1 (Registration Statement No. 333-177774), initially filed with the Securities and Exchange Commission on November 7, 2011.

2	Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (Registration Statement No. 333-177774, initially filed with the Securities and Exchange Commission on November 7, 2011.

3	Form of Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (Registration Statement No. 333-177774, initially filed with the Securities and Exchange Commission on November 7, 2011.